UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2009

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2008 Bonus Awards. On March 5, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”), after thorough evaluation, determined the 2008 annual cash incentive bonuses to be awarded to the individuals who serve as the Company’s President and Chief Executive Officer, Chief Financial and Operating Officer, President and Managing Director, Global Delivery, Chief Operating Officer, Global Client Services and Vice Chairman (the “Named Executive Officers”), in accordance with the Company’s previously disclosed non-equity incentive bonus program. The table below sets forth the target 2008 bonus amount, the actual 2008 bonus amount and the percentage of the target bonus amount received by each of the Named Executive Officers.

Name	Target 2008 Bonus Amount(1)	Actual 2008 Bonus Amount	Percentage of Target Bonus Amount Received
Francisco D’Souza President and Chief Executive Officer	$362,880	$260,387	71.8%

Gordon Coburn Chief Financial and Operating Officer and Treasurer	$326,592	$234,348	71.8%

Ramakrishnan Chandrasekaran President and Managing Director, Global Delivery	$113,400	$81,371	71.8%

Rajeev Mehta Chief Operating Officer, Global Client Services	$260,400	$186,852	71.8%

Lakshmi Narayanan(2) Vice Chairman	—	—	—

(1)	Represented 70% of base salary for 2008.
(2)	On February 14, 2008, the Compensation Committee determined that Mr. Lakshmi Naraynan would not be eligible for a 2008 cash incentive bonus award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel
and Secretary

Date: March 10, 2009